Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

We consent only to the inclusion in Form 10-Q for the period ending October 31, 2013, the condensed financial statements of TOA Optical Tech, Inc., fka Prosperity Acquisition, Inc., for the quarter ending October 31, 2013.

Clearwater, Florida

December 14, 2013